                                                                     Exhibit 3.2

                                     BYLAWS
                                       Of
                             BRAUN CONSULTING, INC.



                                   ARTICLE I
                                   ---------

                                    OFFICES

     Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

     Section 2. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the busi ness of the Corporation may require.

                                   ARTICLE II
                                   ----------

                            MEETINGS OF STOCKHOLDERS

     Section 1. All meetings of the stockholders shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

     Section 2. Annual meetings of stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At such annual meeting the stockholders shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

     Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting.

     Section 4. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.
The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called only by the Chairman of the Board of Directors, the Chief Executive Officer, the President, or the Board of Directors.

     Section 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meeting, to each stockholder entitled to vote at such meeting.

     Section 7. Only such business shall be conducted at annual meetings as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 7. For business to be properly brought before a stockholder meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not more than 90 days and not less than 60 days prior to the first anniversary of the previous year's annual meeting; provided, however, that if no annual meeting of stockholders was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to, or delayed by more than 60 days after, such anniversary date, or if the election of directors is to occur at a special meeting of the stockholders, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the close of business on the 10th day following the day on which the date of such meeting has been first publicly disclosed. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a stockholder meeting except (i) in accordance with the procedures set forth in this Section 7 or (ii) with respect to nominations of persons for election as directors of the Corporation, in accordance with the provisions of Article III, Section 15 of these Bylaws. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of these Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 7, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of

1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section. For purposes of these Bylaws, "publicly disclosed" or "public disclosure" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission.

     Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes of Delaware or of the Certificate of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

     Section 10. Unless otherwise provided in the Certificate of Incorporation each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted after three years from its date unless the proxy provides for a longer period.

     Section 11. No stockholder action shall be taken except at an annual or special meeting of the stockholders as provided for in these Bylaws.



                                  ARTICLE III
                                  -----------

                                   DIRECTORS

     Section 1. The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be
managed by or under the direction of the Board of Directors.   The number of
directors of the Corporation that shall constitute the Board of

Directors shall not be less than 3 nor more than 15 and shall be specified from time to time by resolution adopted by the affirmative vote of a majority of the directors in office at the time of adoption of such resolution. Election of Directors of the Corporation need not be by written ballot unless the Bylaws of the Corporation shall so provide.

      Section 2.    The Board of Directors shall be divided into 3 classes:
Class I, Class II and Class III. The terms of office of the directors initially classified shall be as follows: that of Class I shall expire at the next annual meeting of stockholders in 2000, Class II at the second succeeding annual meeting of stockholders in 2001, and Class III at the third succeeding annual meeting of the stockholders in 2002. At each succeeding annual meeting of stockholders, successors to the class of directors whose terms expire at that annual meeting shall be elected for three-year terms. If the number of directors changes, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. Any additional director of any class elected to fill a vacancy resulting from an increase in such class or otherwise shall hold office for a term that shall coincide with the remaining term of that class. In no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal for cause from office.

     Section 3. Except as otherwise required by law, or by any provisions established pursuant to the Certificate of Incorporation, newly created directorships resulting from any increase in the authorized number of directors of the Corporation and any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification or removal for cause from office of a director of the Corporation shall be filled only by the affirmative vote of at least a majority of the remaining directors of the Corporation then in office, even if such remaining directors constitute less than a quorum of the Board of Directors, or by the sole remaining director.

     Section 4. Any director may be removed from office only for cause and only by the affirmative vote of not less than 66 2/3% of the outstanding shares of stock of the Corporation entitled to vote in the election of directors, voting as a single class, given at a meeting of the stockholders for that purpose.

     Section 5. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

     Section 6. The first meeting of each newly elected Board of Directors shall be held at the place of, and immediately following, the annual meeting of the stockholders and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at such time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

     Section 7. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

     Section 8. Special meetings of the board may be called by the Chief Executive Officer or the President on 48 hours' notice to each director, either personally or by mail or by telegram. Special meetings shall be called by the Chief Executive Officer, the President or Secretary in like manner and on like notice on the written request of two directors. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the sole purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting, except that notice shall be given of any proposed amendment to these Bylaws if it is to be adopted at any special meeting or with respect to any other matter where notice is required by statute.

     Section 9. At all meetings of the board a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 10. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

     Section 11. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     Section 12. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consoli dation, recommending to the stockholders the sale, lease or exchange of all or substantially all property and assets of the Corporation, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the bylaws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     Section 13. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

     Section 14. The Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

      Section 15. Only persons who are nominated in accordance with the following procedures shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Corporation at a meeting of stockholders may be made (i) by or at the direction of the Board of Directors, or (ii) by any stockholder of the Corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this Section 15. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not less than 90 days prior to the first anniversary of the date of the previous year's annual meeting of stockholders; provided, however, that if no annual meeting of stockholders was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to, or delayed by more than 60 days after, such anniversary date, or if the election of Directors is to occur at a Special Meeting of the Stockholders, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the close of business on the 10th day following the day on which the date of such meeting has been first publicly disclosed. Any stockholder's notice pursuant to this Section 15 shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as director if elected); and (ii) as to the stockholder giving notice
(A) the name and address, as they appear on the Corporation's books, of such stockholder and (B) the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth herein. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not properly brought before the meeting and in accordance with the provisions of these Bylaws, and if he should so determine, he shall so declare to the meeting and any such nomination not properly brought before the meeting shall be disregarded.


                                   ARTICLE IV
                                   ----------

                                    NOTICES

     Section 1. Whenever, under the provisions of the statutes of Delaware or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given personally or by telegram.

     Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE V
                                   ---------

                                    OFFICERS

     Section 1. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a President, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), a Secretary and a Treasurer. Any number of offices may be held by the same person. Such officers shall be chosen by the Board of Directors at its first meeting after each annual meeting of stockholders.

     Section 2. The Board of Directors may from time to time appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

     Section 3. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors or pursuant to its direction.

     Section 4. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

     Section 5. The Chief Executive Officer, who need not be chosen from among the directors, shall have active, executive management of the operations of the corporation, subject, however, to the control of the Board of Directors. He shall have the exclusive authority to manage and direct the duties and responsibilities of any other officer or employee of the corporation. He shall, in general, perform all duties incident to the office of the chief executive officer and such other duties as from time to time may be assigned to him by the Board of Directors

     Section 6. The President shall have such powers and perform such duties as the Board of Directors may from time to time prescribe or as the Chief Executive Officer may from time to time delegate to him. At the request of the Chief Executive Officer, the President may temporarily act in his place. In the case of the death of the Chief Executive Officer, or in the case of his absence or inability to act without having designated the President to act temporarily in his place, the President shall perform the duties of the Chief Executive Officer as designated by the Board of Directors.

     Section 7. In the absence of the President or in the event of his inability or refusal to act, any Vice President may perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. A Vice President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the Chief Executive Officer or the President may from time to time delegate to him.

     Section 8. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer or the President. He shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

     Section 9. Any Assistant Secretary may, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe.

     Section 10. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

     Section 11. Any Assistant Treasurer may, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe.

                                   ARTICLE VI
                                   ----------

                             CERTIFICATES OF STOCK

     Section 1. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by the Chief Executive Officer, the President or a Vice President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by him in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to repre sent such class or series of stock; provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

     Section 2. Any of or all the signatures on any stock certificate issued by the Corporation may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or it were such officer, transfer agent or registrar at the date of issue.

     Section 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 5. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any changes, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockhold ers of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 6. The Corporation shall be entitled to treat the registered owner of any share or shares of stock as the absolute owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                  ARTICLE VII
                                  -----------

                         INDEMNIFICATION AND INSURANCE

     Section 1. The Corporation shall indemnify any person who was or is a party or who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceed ing, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, advisory director or officer of the Corporation or of any entity a majority of the voting stock of which is owned by the Corporation, or is or was serving at the request of the Corporation as a director, advisory director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 2. The Corporation shall indemnify any person who was or is a party or who was or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, advisory director or officer of the Corporation or of any entity a majority of the voting stock of which is owned by the Corporation, or is or was serving at the request of the Corporation as a director, advisory director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

     Section 3. To the extent that any person who is or was a director, advisory director or officer of the Corporation or of any entity a majority of the voting stock of which is owned by the Corporation, or who is or was serving at the request of the Corporation as a director, advisory director or officer of another corporation, partnership, joint venture, trust or other enterprise, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article VII, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Any other indemnification under Sections 1 and 2 of this
Article VII shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the applicable standard of conduct set forth therein has been met. Such determination shall be made (a) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders of the Corporation.

     Section 4. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, advisory director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation pursuant to this Article VII.

     Section 5. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article VII shall not be deemed exclusive of any other right to which those seeking indemnification or advancement of expenses may be entitled from the Corporation or any other entity under any statute, other bylaw, agreement, provision of the Corporation's Certificate of Incorporation, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII and shall continue as to a person who has ceased to be a director, advisory director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. However, any amount actually received as the proceeds of any such other indemnification shall be deducted from the amount, if any, which he may be entitled to receive pursuant to this Article VII.

     Section 6. By action of its Board of Directors, notwithstanding any interest of the directors in the action, to the full extent permitted by the General Corporation Law of the State of Delaware, the Corporation may purchase and maintain insurance, in such amounts and against such risks as the Board of Directors deems appropriate, on behalf of any person who is or was a director, advisory director or officer of the Corporation, or of any entity a majority of the voting stock of which is owned by the Corporation, or who is or was serving at the request of the Corporation as a director, advisory director or officer of another Corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or would be required to indemnify him against such liability under the provisions of this Article VII, or of the Corporation's Certificate of Incorporation or of the General Corporation Law of the State of Delaware.

                                  ARTICLE VIII
                                  ------------

                               GENERAL PROVISIONS

     Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

     Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     Section 3. All checks, notes and contracts of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     Section 4. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

     Section 5. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     Section 6. Any payments made to an officer of the Corporation such as a salary, commission, bonus, interest, or rent, or entertainment expenses incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the Corporation to the full extent of such disallowance. It shall be the duty of the directors, as a board, to enforce payment of each such amount disallowed.

                                   ARTICLE IX
                                   ----------

                                   AMENDMENTS

     Section 1. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the Board of Directors at any regular meeting of the Board of Directors or at any special meeting of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new Bylaws is contained in the notice of such special meeting. The stockholders may amend these Bylaws only by the affirmative vote of 66 2/3% of the holders of the outstanding shares of stock of the Corporation entitled to vote.